UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 6, 2007

NEON Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14168	13-3781263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 West Park Drive
Westborough, MA	01581
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (508) 616-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01  Other Events

On November 6, 2007, NEON Communications Group, Inc., a Delaware corporation (the “Company”), held a special meeting of its stockholders to consider and adopt the Agreement and Plan of Merger, dated as of June 24, 2007, by and among RCN Corporation, Raven Acquisition Corporation and the Company (the “Merger Agreement”).  At the meeting, an aggregate of 35,475,471 shares of the Company’s common and preferred stock, together constituting 68.15% of the issued and outstanding shares of voting stock of the Company, were voted in favor of the Merger Agreement, while 2,676 shares were voted against the Merger Agreement and 77 shares abstained.  This satisfies the stockholder approval requirement under the Merger Agreement and Delaware law.

On a second resolution, agreeing to adjourn the meeting if necessary to solicit additional proxies, 38,266,590 shares were voted in favor, 108,366 shares were voted against, and 2,794 shares abstained.  Proxies were received from 38,377,750 out of 52,052,470 shares, or 73.73% of the shares entitled to vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2007	NEON Communications Group, Inc.

	By:	/s/Gene M. Bauer
	Name:	Gene M. Bauer
	Title:	Senior Vice President,
General Counsel and Corporate Secretary